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                                                                   EXHIBIT 99.A8

                             ARTICLES OF AMENDMENT
                                      OF
                  THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.


     The Prudential Investment Portfolios, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 3,250,000,000 shares of common stock, par value $.001 each, having an aggregate par value of $3,250,000, and the total number of shares of common stock that the Corporation has authority to issue is being increased in accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on May 24, 2000.

     THIRD: Of the 3,250,000,000 shares of common stock which the Corporation has authority to issue, 1,250,000,000 shares shall be a series of common stock designated "Prudential Jennison Growth Fund", 1,000,000,000 shares shall be a series of common stock designated "Prudential Jennison Equity Opportunity Fund", and 1,000,000,000 shares shall be a series of common stock designated "Prudential Jennison Active Balanced Fund". The aggregate par value of each series is $1,000,000, except Prudential Jennison Growth Fund which is $1,250,000. Each of the series shall be divided into four classes except Prudential Jennison Growth Fund which shall be divided into five classes, as follows: 250,000,000 shares of Class A common stock, 250,000,000 shares of Class B common stock, 250,000,000 shares of Class C common stock, 250,000,000 shares of Class I common stock and 250,000,000 shares of Class Z common stock. The aggregate par value of Class A, Class B, Class C, Class I and Class Z shares within each series is $250,000.

     FOURTH: Heretofore, the number of authorized shares which the Corporation has authority to issue was 3,000,000,000, with an aggregate par value of $3,000,000, par value .001 each, divided into three series, Prudential Jennison Growth Fund, Prudential Jennison Equity Opportunity Fund and Prudential Active Balanced Fund, each of which consisted of four classes, as follows: 250,000,000 shares of Class A common stock, 250,000,000 shares of Class B common stock, 250,000,000 shares of Class C common stock and 250,000,000 shares of Class Z common stock.

     FIFTH: The foregoing amendment shall become effective at 9:00 a.m. on November 29, 2000.
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     IN WITNESS WHEREOF, THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on November 27, 2000.



                         THE PRUDENTIAL INVESTMENT
                         PORTFOLIOS , INC.


                         By: /s/ Robert F. Gunia
                             ------------------------------
                             Robert F. Gunia
                             Vice President


Attest: /s/ Marguerite E.H. Morrison
        -------------------------------------
        Marguerite E.H. Morrison
        Secretary

       THE UNDERSIGNED, Vice President of The Prudential Investment Portfolios, Inc., who executed on behalf of said Corporation the foregoing amendments to the charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Robert F. Gunia
                                        ------------------------------
                                        Robert F. Gunia
                                        Vice President

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